Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Supervisory Board
voxeljet AG:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich,  Germany
August 14, 2017